Exhibit 10.30

October 19, 2018

Proteostasis Therapeutics, Inc.

80 Guest Street, Suite 500

Boston, MA 02135

Re: Request for Consent to Assignment and Release Regarding the Research, Development and Commercialization Agreement, dated 3/20/2012 (the “Agreement”) between Cystic Fibrosis Foundation Therapeutics, Inc. (“CFFT”) and Proteostasis Therapeutics, Inc. (“Counterparty”)

Dear Counterparty,

CFFT, a non-stock corporation organized exclusively for the benefit of, and controlled by, the Cystic Fibrosis Foundation (“CFF”), has entered into an asset transfer agreement with CFF (“Asset Transfer Agreement”) to transfer, assign, convey and deliver all of its assets to CFF. Under the Asset Transfer Agreement, CFF agrees to assume, perform and discharge all of CFFT’s liabilities and obligations under the Agreement referenced above between CFFT and Counterparty.

CFFT hereby requests Counterparty’s (i) consent to the assignment of the Agreement to CFF and CFF’s assumption of all liabilities and obligations thereunder and (ii) agreement to release CFFT from all past, current and future liabilities and obligations under the Agreement. The assignment and the release apply to the Agreement and all amendments thereto. In consideration for such release, CFF agrees to be bound by the terms of, and to be responsible for, all of CFFT’s past, current and future liabilities and obligations under the Agreement. Please indicate your consent and agreement by having a duly authorized representative of Counterparty execute this letter in the space provided below and return the executed copy via the enclosed self-address-stamped-envelope or scan and email to Ms. Claire Lash at clash@cff.org.

The address for notices, invoices, and correspondence under the Agreement to CFF is:

Cystic Fibrosis Foundation

4550 Montgomery Avenue, Suite 1100N

Bethesda, MD 20814

Attention: Chief Legal Officer

The remaining terms and conditions of the Agreement are not affected and shall remain in full force for the remainder of the term of the Agreement.

If you require additional information, or wish to discuss this request, please do not hesitate to call Chris Gegelys, CFF’s Chief Legal Officer, at 301-841-2627.

4550 Montgomery Avenue, Suite 1100N, Bethesda, Maryland 20814
301.951.4422	800.FIGHT.CF	Fax: 301.951.6378
www.cff.org	email: info@cff.org

Thank you for your prompt attention to this matter.

Sincerely,

Chris Gegelys

Senior Vice President & Chief Legal Officer, Cystic Fibrosis Foundation

Marc Ginsky

President, Cystic Fibrosis Foundation Therapeutics, Inc.

Consented and Agreed to:

By:	/s/Meenu Chhabra

Name: Meenu Chhabra

Title: President and CEO

Date: 11/7/18